                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  Form 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)

                       July 31, 1995  (January 24, 1995)


                               C-TEC CORPORATION

            (Exact name of registrant as specified in its charter)

       Pennsylvania                0-11053                   23-2093008
(State or other jurisdiction     (Commission               (IRS Employer
      of incorporation)          File Number)           Identification No.)



                   105 Carnegie Center, Princeton, NJ  08540
              (Address of principal executive offices) (Zip Code)


              Registrant's telephone number, including area code:
                                (609) 734-3700



        (Former name or former address, if changed since last report).

Item 2.  Acquisition or Disposition of Assets

          On February 8, 1995, C-TEC Corporation filed a Form 8-K to announce that C-TEC International, Inc., a wholly owned subsidiary of C-TEC Properties, Inc., which in turn is a wholly-owned subsidiary of C-TEC Corporation, (collectively "C-TEC") purchased on January 24, 1995 a 40 percent equity position in Megacable S.A. DE CV, Mexico's second largest cable television operator, for approximately $84 million in cash, subject to adjustments.

     The required financial statements of Megacable and pro forma financial information are included in Item 7 of this Form 8-K.



Item 7.    Financial Statements, Pro Forma Financial Information and
           Exhibits

     (a)   Financial Statements of Business Acquired

           1. Financial Statements of Megacable S.A. DE CV as of December 31, 1994 and 1993

     (b)   Pro Forma Financial Information

           1. Pro Forma Condensed Consolidated Financial Statements (Unaudited) of C-Tec Corporation taking into consideration the acquisition of Megacable S.A. DE CV and the pending acquisition of Twin County Trans Video, Inc.

                                                                    Item 7(a) 1

                   MEGACABLE, S.A. DE C.V. AND SUBSIDIARIES
                   ----------------------------------------

        REPORT OF INDEPENDENT ACCOUNTANTS ON THE CONSOLIDATED FINANCIAL
        ---------------------------------------------------------------
                  STATEMENTS AS OF DECEMBER 31, 1994 AND 1993
                  -------------------------------------------



                                C O N T E N T S
                                ---------------





OPINION





CONSOLIDATED BALANCE SHEETS





CONSOLIDATED AND COMBINED (PREDECESSOR) STATEMENTS OF OPERATIONS





CONSOLIDATED AND COMBINED (PREDECESSOR) STATEMENTS OF CHANGES IN
SHAREHOLDERS' EQUITY





CONSOLIDATED STATEMENT OF CASH FLOWS





NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
OF MEGACABLE S.A. DE C.V. AND SUBSIDIARIES:

     We have audited the accompanying consolidated balance sheets of Megacable, S.A. de C.V. and Subsidiaries (incorporated in Mexico) as of December 31, 1994 and 1993 and the related consolidated statements of operations, changes in shareholder's equity and cash flows for the year ended December 31, 1994 and the six-month period ended December 31, 1993, and the accompanying combined statements of operations, changes in shareholders' equity and cash flows of Cable Control Sinaloa, S.A. de C.V. and Cable Control de Sonora, S.A. de C.V. (Predecessor) for the six month period ended June 30, 1993 (all expressed in U.S. dollars). These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Megacable, S.A. de C.V. and Subsidiaries as of December 31, 1994 and 1993, and the results of its operations, changes in shareholders' equity and cash flows for the year ended December 31, 1994 and the six-month period ended December 31, 1993 and the accompanying combined statements of operations, changes in shareholders' equity and cash flows of Cable Control Sinaloa, S.A. de C.V. and Cable Control de Sonora, S.A. de C.V. (Predecessor) for the six month period ended June 30, 1993 in conformity with generally accepted accounting principles in the United States of America.

                                       Lebrija Alvarez y Cia., S.C.


                                       Roberto Escobedo Anzures C.P.

                                       Mexico City, D.F., Mexico
                                       February 22, 1995

                   MEGACABLE, S.A. DE C.V. AND SUBSIDIARIES
                   ----------------------------------------

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------
                       AS OF DECEMBER 31, 1994 AND 1993
                       --------------------------------
                                (U.S. DOLLARS)

- --------------------------------------------------------------------------------


ASSETS                                                     1994         1993
- ------                                                     ----         ----

Cash and cash equivalents                              $   665,452  $   938,730
Accounts receivable                                        498,870      996,851
Income taxes receivable                                  1,135,660
Inventories (Note 2)                                     2,286,637    2,871,402
Other current assets                                       220,996       37,566
                                                        ----------   ----------
     Total Current Assets                                4,807,615    4,844,549

Investments (Note 4)                                       234,197      365,713
Property, plant & equipment, net (Note 3)               10,813,496    9,586,968
Intangible assets, net (Note 5)                         17,717,203   29,068,340
Other assets                                                36,309       33,221
Deferred income tax (Note 10)                            2,975,647
                                                        ----------   ----------
Total Assets                                            36,584,467   43,898,791
                                                        ----------   ----------

LIABILITIES AND SHAREHOLDER'S DEFICIT
- -------------------------------------

Short-term bank loans (Note 6)                          55,000,000   58,273,273
Current portion of capital leases (Note 7)                 804,174
Trade accounts payable                                     867,973      974,840
Income taxes currently payable                                        1,003,592
Accrued interest                                         2,456,731       40,840
Other                                                    1,415,758      949,764
                                                        ----------   ----------
     Total Current Liabilities                          60,544,636   61,242,309

Capital leases (Note 7)                                  1,258,167
Deferred income tax (Note 10)                                         2,024,067
                                                        ----------   ----------
Total liabilities                                       61,802,803   63,266,376
Shareholders' deficit                                  (25,218,336) (19,367,585)
                                                        ----------   ----------

Total liabilities and shareholders' deficit            $36,584,467  $43,898,791
                                                        ==========   ==========

     See accompanying notes to the consolidated financial statements.

- --------------------------------------------------------------------------------

                           STATEMENTS OF OPERATIONS
                           ------------------------
                   MEGACABLE, S.A. DE C.V. AND SUBSIDIARIES
                   ----------------------------------------
               FOR THE YEAR ENDED DECEMBER 31, 1994 AND THE SIX
               ------------------------------------------------
              MONTH PERIOD ENDED DECEMBER 31, 1993 (CONSOLIDATED)
              ---------------------------------------------------







                   CABLE CONTROL DE SONORA, S.A. DE C.V. AND
                   -----------------------------------------
             CABLE CONTROL SINALOA, S.A. DE C.V. AND SUBSIDIARIES
             ----------------------------------------------------
                                 (PREDECESSOR)
                                 -------------
                 FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1993
                 --------------------------------------------
                                  (COMBINED)
                                  ----------
                                (U.S. DOLLARS)

- --------------------------------------------------------------------------------

                                                                  Predecessor
                                                    Six month      Six month
                                                   period ended   period ended
                                                   December 31,    June 30,
                                                   ------------    --------
                                         1994          1993          1993
                                         ----          ----          ----
REVENUES                            $ 29,997,052  $ 11,985,596  $ 12,014,287
- --------                              ----------    ----------    ----------

EXPENSES
- --------

  Costs and expenses                  15,960,970     7,002,250     6,846,298
  Depreciation and amortization        3,386,986     2,298,900       744,290
                                      ----------    ----------    ----------

  Total expenses                      19,347,956     9,301,150     7,590,588
                                      ----------    ----------    ----------

Operating profit                      10,649,096     2,684,446     4,423,699
                                      ----------    ----------    ----------

Foreign currency transaction loss     28,555,651

Interest expense (income), net         6,009,386     3,816,397   (   329,190)
                                      ----------    ----------    ----------
                                      34,565,037     3,816,397   (   329,190)
                                      ----------    ----------    ----------

Income (Loss) before income taxes    (23,915,941)  ( 1,131,951)    4,752,889

Income taxes (benefits)              ( 5,698,579)  (   773,337)    2,524,032
                                      ----------    ----------    ----------

Net income (loss)                   $(18,217,362) $(   358,614) $  2,228,857
                                      ==========    ==========    ==========


       See accompanying notes to the consolidated financial statements.

                   MEGACABLE, S.A. DE C.V. AND SUBSIDIARIES
                   ----------------------------------------

          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
          -----------------------------------------------------------
               FOR THE PERIODS ENDED DECEMBER 31, 1994 AND 1993
               ------------------------------------------------
                                (U.S. DOLLARS)




                                                Common Stock
                                           Shares           Value
                                           ------           -----
Balance July 1, 1993                        36,000      $     15,298

Shares issued                           37,964,000         1,595,539

Net loss

Translation adjustment
                                        ----------        ----------

Balance December 31, 1993               38,000,000         1,610,837

Stock dividend, Series D shares

Net loss

Translation adjustment
                                        ----------        ----------

Balance December 31, 1994               38,000,000      $  1,610,837
                                        ==========        ==========

- --------------------------------------------------------------------------------

                                 Cumulative
   Preferred Stock               Translation        Accumulated
Shares          Value            Adjustment           Deficit         Total
- ------          -----            ----------           -------         -----

                                                  $ (21,651,334)  $ (21,636,036)

                                                                      1,595,539

                                                    (   358,614)    (   358,614)

                                 $  1,031,526                         1,031,526
                                   ----------        ----------      ----------

                                    1,031,526       (22,009,948)    (19,367,585)

17,500,000

                                                    (18,217,362)    (18,217,362)

                                   12,366,611                        12,366,611
- ----------      ----------         ----------        ----------      ----------

17,500,000    $                  $ 13,398,137     $ (40,227,310)  $ (25,218,336)
==========      ==========         ==========        ==========      ==========

        See accompanying notes to the consolidated financial statements.

                   CABLE CONTROL DE SONORA, S.A. DE C.V. AND
                   -----------------------------------------
             CABLE CONTROL SINALOA, S.A. DE C.V. AND SUBSIDIARIES
             ----------------------------------------------------
                       COMBINED STATEMENT OF CHANGES IN
                       --------------------------------
                 SHAREHOLDERS' EQUITY FOR THE SIX MONTH PERIOD
                 ---------------------------------------------
                              ENDED JUNE 30, 1993
                              -------------------
                                  PREDECESSOR
                                  -----------
                                (U.S. DOLLARS)

- --------------------------------------------------------------------------------

                                 Common             Stock
                                 Shares             Value
                                 ------             -----
Balance December 31, 1992       2,820,000       $    535,636

Dividend ($ 3.30 per share)


  Net profit

Transition Adjustment
                               ----------        -----------

Balance June 30, 1993           2,820,000       $    535,636
                               ==========        ===========



- --------------------------------------------------------------------------------

  Cumulative            Accumulated
  Translation              Profit
  Adjustment              (Deficit)               Total
  ----------               -------                -----

  (   199,182)         $  12,066,554         $  12,403,008

                         ( 9,296,639)          ( 9,296,639)

                           2,228,857             2,228,857

  (   123,112)                                 (   123,112)
   ----------             ----------            ----------

$ (   322,294)         $   4,998,772         $   5,212,114
   ==========             ==========             =========

        See accompanying notes to the consolidated financial statements.

                    MEGACABLE S.A. DE C.V. AND SUBSIDIARIES
                    ---------------------------------------
              CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR
              --------------------------------------------------
                ENDED DECEMBER 31, 1994 AND THE SIX MONTH ENDED
                -----------------------------------------------
                               DECEMBER 31, 1993
                               -----------------

                   CABLE CONTROL DE SONORA, S.A. DE C.V. AND
                   -----------------------------------------
             CABLE CONTROL SINALOA, S.A. DE C.V. AND SUBSIDIARIES
             ----------------------------------------------------
                                 (PREDECESSOR)
                                 -------------
                 FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1993
                 --------------------------------------------
                                  (COMBINED)
                                  ----------

- --------------------------------------------------------------------------------

                                                                      (Predecessor)
                                                          Six Month     Six Month
                                                        Period ended   Period ended
                                                         December 31,    June 30,
                                             1994           1993           1993
                                             ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
- ------------------------------------

 Net loss                               $(18,217,362) $(   358,614)  $  2,228,857
 Depreciation and amortization             3,386,986     2,298,900        744,290
 Deferred taxes                          ( 6,072,352)  (   791,861)   (   448,913)
 Net change in certain assets and
  liabilities                              1,593,941   (   692,527)     4,400,715
 Foreign currency transaction loss        28,555,651
                                          ----------    ----------      ---------
Net cash provided by
 operating activities                      9,246,864       455,898      6,924,949

CASH FLOWS FROM INVESTING ACTIVITIES:
- ------------------------------------
 Acquisitions                                          (50,114,941)
 Additions to property, plant and
  equipment                              ( 6,095,357)  ( 1,296,889)   ( 1,466,055)
                                          ----------    ----------      ---------
Net cash used in investing activities    ( 6,095,357)  (51,411,830)   ( 1,466,055)
                                          ----------    ----------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
- ------------------------------------

 Dividend                                                             ( 9,296,639)
 Repayment of debt                                                    ( 1,844,389)
 Issuance of debt                          5,000,000    50,114,941
Net cash provided by (used in)            ----------    ----------      ---------
 financing activities                      5,000,000    50,114,941    (11,141,028)
                                          ----------    ----------      ---------
 Effect of exchange rate changes on
  cash                                   ( 8,424,785)      109,298      1,437,136
                                          ----------    ----------      ---------


Net decrease in cash and cash
 equivalents                      (   273,278)  (  731,693)   (4,244,998)
Cash and cash equivalents, at
 beginning of period                  938,730    1,670,423     5,915,421
                                  -----------    ---------    ----------
Cash and cash equivalents, at end
 of period                       $    665,452   $  938,730   $ 1,670,423
                                  ===========    =========    ==========

Income tax paid                  $  1,509,434   $   18,524   $ 2,158,491
                                  ===========    =========    ==========

Interest paid                    $  3,886,681   $3,775,557        --
                                  ===========    =========    ==========

COMPONENTS OF NET CHANGE IN
- ---------------------------
 CERTAIN ASSETS AND LIABILITIES
 ------------------------------

    Accounts receivable          $( 1,390,172)  $  316,106   $(  439,445)
    Inventories                   (   638,572)   ( 444,459)      542,949
    Other assets                  (   133,549)   (  44,388)   (   43,713)
    Accounts payable                  203,007     (608,489)    4,340,924
    Accrued salaries and employee
     benefits                          50,156       88,703
    Accrued interest                3,503,071
                                  -----------    ---------    ----------
Net change in certain assets and
 liabilities:                    $  1,593,941   $( 692,527)  $ 4,400,715
                                  ===========    =========    ==========

     See accompanying notes to the consolidated financial statements.

                   MEGACABLE , S.A. DE C.V. AND SUBSIDIARIES
                   -----------------------------------------
                       NOTES TO THE FINANCIAL STATEMENTS
                       ---------------------------------
                   FOR THE YEAR ENDED DECEMBER 31, 1994 AND
                   ----------------------------------------
                     THE SIX MONTH ENDED DECEMBER 31, 1993
                     -------------------------------------
                                (CONSOLIDATED)
                                --------------

                   CABLE CONTROL DE SONORA, S.A. DE C.V. AND
                   -----------------------------------------
             CABLE CONTROL SINALOA, S.A. DE C.V. AND SUBSIDIARIES
             ----------------------------------------------------
                                 (PREDECESSOR)
                                 -------------
                        FOR THE SIX MONTH PERIOD ENDED
                        ------------------------------
                                 JUNE 30, 1993
                                 -------------
                                  (COMBINED)
                                   --------

- -------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

     Organization of Business
     ------------------------

     In June 1993 Cable Control de Sonora, S.A. de C.V. (Cacoson) and Cable Control Sinaloa, S.A. de C.V. (Cacosin), which were jointly controlled by approximately 80 shareholders, were acquired by Magacable, S.A. de C.V. (the Company). The acquisition of the Cacoson and Cacosin shares was financed by a U.S. $50 million short term bank loan.

     The controlling shareholders of Megacable, (94% interest) had previously been Cacosin and Cacoson shareholders' with an investment of approximately 34% in Cacosin and Cacoson, combined. To account for the purchase of Cacosin and Cacoson, Megacable recorded a step-up in the accounting basis of the acquired assets of 66% of the fair market value. The balance of the acquired assets are reflected on the Company's balance sheet at the predecessor shareholders' carryover basis. The difference between the consideration paid and the basis of the acquired assets has been allocated to goodwill or treated as a deemed dividend on the basis of the percentage of predecessor shareholders' carryover basis. The deemed dividend generates the accumulated deficit balance of $ 21,651,334 on the Company's opening balance sheet.

     For purposes of these financial statements the Company has consolidated Cacosin and Cacoson since July 1, 1993. The financial statements of Cacosin and Cacoson for the six month period ended June 30, 1993 are presented on a combined basis.

     Principles of Consolidation
     ---------------------------

     The consolidated financial statements of the Company includes the accounts of its majority owned subsidiaries: Cable Control Sinalca, S.A. de C.V. (99.99%), Cable Control de Sonora, S.A. de C.V. (99.99%), Vision por Cable, S.A. de C.V. (99.98%), Vision por Cable de Nayarit, S.A. de C.V. (99.97%), Servicios Empresariales del Noroeste, S.A. de C.V. (100%) and Servicios Tecnicos de
Vision por Cable, S.A. de C.V. (100%). All intercompany transactions are eliminated in consolidation.

     The Company owns, operates and manages cable television systems in the cities (states) of Culiacan, Guasave, Guamuchil, Los Mochis, Mazatlan (Sinaloa), Hermosillo, Guaymas, Ciudad Obregon, Navojoa (Sonora) and Guadalajara
(Jalisco).

     To convert its financial statements to a presentation in accordance with generally accepted accounting principles in the United States, the Company has made adjustments and reclassifications to the balance sheets and statements of operations, which were derived from accounting records maintained under Mexican accounting standards.

     Cash and Cash Equivalents
     -------------------------

     For the purposes of reporting cash flows the Company considers all investments purchased with an original maturity of three months or less to be cash equivalents. Due to the short maturities of instruments held as cash equivalents, their historical cost approximates market.

     Inventory
     ---------

     Inventory is carried at the lower of cost or market based on the average cost method.

     Investments
     -----------

     Investments in associated companies are carried at cost.

     Property, Plant and Equipment
     -----------------------------

     Property, plant and equpiment includes the original cost of construction. The Company provides for depreciation on the straight line method based upon the estimated lives of the various classes of depreciable property. The average estimated lives of depreciable property are:

     Cable television distribution equipment        8-14 years
     Vehicles                                       10 years
     Furniture and fixtures                         10 years

     The Company capitalized interest of approximately $ 205,613 in 1994 with respect to the construction of cable television distribution equipment.

     Intangible Assets
     -----------------

     Intangible assets, primarily goodwill and organization costs arising from the acquisition of Cable Control Sinaloa, S.A. de C.V. and Cable Control de Sonora, S.A. de C.V., are being amortized on a straight line basis over the expected period of benefit ranging from 10 years to 20 years. Whenever management becomes aware of circumstances which would indicate that the carrying amount of an intangible asset does not appear to the recoverable, management determines if an impairment exists based upon an evaluation of the estimated cash flows from acquired businesses.

     Employee Benefits
     -----------------

     The Company is required by the Mexican Federal Law of Labor to provide certain employee benefits. The related liabilities and expenses are recorded in accordance with SFAS87.

     Subscriber Revenue
     ------------------

     Revenue from basic and premium cable programming services are recorded in the month the service is provided.

     Income Taxes
     ------------

     The Company provides for income taxes in accordance with SFAS 109, "Accounting for Income Taxes" which requires an asset and liability approach to accounting for deferred tax assets and liabilities.

     FOREIGN CURRENCY
     ----------------

     The functional currency is the Mexican peso. Foreign exchange gains and losses as a result of translating a foreign entity's balance sheet from its functional currency into U.S. dollars are included as a separate component of stockholder's equity. Gains or losses on transactions denominated in a currency other than the functional currency are included in the results of operations.

2.    INVENTORIES
      -----------

      Inventories at December 31, 1994 and 1993 are as follows:


                                                    1994           1993
                                                    ----           ----
      Cable distribution equipment              $ 1,923,652    $ 2,184,257
      Materials and supplies                        257,925        646,682
      Other                                         105,060         40,463
                                                  ---------      ---------

                                                $ 2,286,637    $ 2,871,402
                                                  =========      =========

3.    PROPERTY, PLANT AND EQUIPMENT
      -----------------------------

     Property, plant, and equipment at December 31, 1994 and 1993 are as follows:

                                                    1994           1993
                                                    ----           ----

      Building                                  $    67,308    $
      Land                                          276,709        375,042
      Cable television distribution equipment    12,285,058     10,575,698
      Vehicles                                      822,149        694,559
      Furniture and fixtures                        220,124        185,075
                                                 ----------     ----------
        Total property, plant and equipment      13,671,348     11,830,374
      Accumulated depreciation                  ( 2,857,852)   ( 2,243,406)
                                                 ----------     ----------

        Net property, plant and equipment       $10,813,496    $ 9,586,968
                                                 ==========     ==========

     Depreciation expense was $ 2,026,512 and $ 2,266,653 for the years ending December 31, 1994 and 1993, respectively. At December 31, 1994 the Company had fixed assets under capital leases recorded on its books of approximately
$ 2,432,000.

4.   INVESTMENTS
     -----------

     The Company's investments at December 31, 1994 and 1993 reflected its 16.37% equity interest in Productora y Comercializadora de Television, S.A. de C.V. which is carried on the cost method, at December 31, 1994.


5.   INTANGIBLE ASSETS
     -----------------

     Intangible assets are as follows at December 31, 1994 and 1993:



                                                1994           1993
                                                ----           ----
     Excess of cost over fair value of
           assets acquired                  $19,082,227    $29,798,073
     Organization costs                          66,142         15,218
                                             ----------     ----------
      Total Intangible assets                19,148,369     29,813,291
     Less: Accumulated amortization           1,431,166        744,951
                                             ----------     ----------

      Net intangible assets                  17,717,203     29,068,340
                                             ==========     ==========

     Amortization expense charged to operations was $ 1,360,474 and $ 776,537 in 1994 and 1993.



6.   BANK LOANS
     ----------


                                                 1994          1993
                                                 ----          ----
     Loans in U.S. dollars payable
     June 27, 1994 with a renewal
     expiring on January 13, 1995
     at Libor plus 4.125 points;
     9.72% at December 31, 1994.              $55,000,000   $50,000,000

     Loans in Mexican currency, -
     payable in January and March
     1994, at interest rates of
     12.9% to 16% guaranteed by
     the subsidiary companies.                                8,273,273
                                               ----------    ----------
                                              $55,000,000   $58,273,273
                                               ==========    ==========

7.   CAPITAL LEASES
     --------------

     The Company has entered into three capital lease contracts where it is leasing cable television distribution equipment over a 12 to 36 month term. The leases pay interest on the basis of various floating indices that during 1994 resulted in a weighted average rate of 41.24%.


     The annual aggregate maturities of capital leases subsequent to 1994 are presented below:

                         1995                    $   804,174
                         1996                        567,480
                         1997                        690,687
                                                     -------
                                                 $ 2,062,341
                                                   =========

8.   SUBSEQUENT EVENTS
     -----------------

     On January 19, 1995 the Company signed an agreement with C-TEC Corporation to sell 37,000,000 of Megacable shares for $ 84,115,456.

     During 1995 the Mexican peso continued to devaluate against the U.S. dollar. At March 29, 1995 the exchange rate was NPS 6.90 to 1. In addition, during 1995 the interest rates on peso denominated debt increased to over 100% per annum. The financial statements presented herein do not consider these 1995 events.


9. CAPITAL STOCK
   -------------

   On December 16, 1994 the Company restructured its existing shareholders' capital consisting of series A and B shares to a capital structure consisting of no-par value B and D shares.

   The restructuring was effected by converting the series A outstanding shares to minimum fixed capital series B shares, meaning that the Company cannot redeem and retire such shares in the future. Concurrently, all series B shares were declared to be no-par value stock and a stock split was declared on the 5,277,300 outstanding shares, wherein an additional 32,722,700 shares were issued, representing a 7.2:1 split. All references in the financial statements to the number of shares outstanding have been restated to reflect the split.

     In addition, on the same date a stock dividend of 17,500,000 Series D preferred shares was made to existing B shareholders. The Company did not transfer any capital to the preferred stock account. The series D shares have a preference with respect to dividends in that the holders of such shares must receive a minimum dividend based on the fair market value of the D shares before any dividend can be paid to series B shareholders.

     The series D shares also carry limited voting rights which allow the shareholders to vote on only certain corporate matters such as mergers, liquidations and changes in the basic corporate charter. Pursuant to the December 16, 1994 board resolutions, the Company can also issue both series B-2 and D-2 shares representing variable capital which can be redeemed and retired by the Company.

     The Company's board of directors authorized on December 16, 1994, the issuance of up to 100,000,000 shares of all series of stock. The related resolution does not identify a maximum number of shares authorized per series of stock.

     Capital stock outstanding at December 31, 1994 is as follows:


                   Series B                    38,000,000
                   Series D, Subseries D-1      7,375,000
                   Series D, Subseries D-2     10,125,000
                                               ----------
                                               55,500,000
                                               ==========

     At present the subseries D-1 and subseries D-2 shares have the same characteristics.



10.   INCOME TAXES
      ------------

     The Company and each of its Subsidiaries file individual income tax returns. Temporary differences and carryforwards which give rise to deferred tax assets and liabilities at December 31, 1994 and 1993 are as follows:

                                       1994               1993
                                       ----               ----
Deferred tax assets:
  Net operating loss
  carryforwards                   $  4,924,752       $    166,916
Employee benefits                       14,067             21,846
                                     ---------          ---------
                                     4,938,819            188,762

Deferred tax liability:

Property, plant and equipment      ( 1,745,265)       ( 1,917,292)
Inventories                        (   217,907)       (   295,537)
                                     ---------          ---------
                                   ( 1,963,172)       ( 2,212,829)
Net deferred tax asset
  (liability)                     $  2,975,647       $( 2,024,067)
                                     =========          =========

     Comparative analysis of the provisions (benefit) for income tax follows:


                                                                    Predecessor
                                                                     Six month
                                             Six months ended        ended June
                            1994            December 31, 1993         30, 1993
                            ----            -----------------         --------
Current                 $    373,773           $  18,524            $ 2,075,119

Deferred                  (6,072,352)           (791,861)               448,913
                           ---------             -------              ---------

                        $ (5,698,579)          $(773,337)           $ 2,524,032
                           =========             =======              =========

     The operating losses incurred in 1994 can be used to offset income in future years until they expire in 1999.

     The reconciliation of the Company's effective tax rate to the applicable Mexican statutory rate is as follows:





                            December 31,
                                1994
                                ----


Statutory Rate                (34.00)%
Inflationary loss (gain)        5.40
Amortization (Goodwill)         2.60
Other Expenses (Income)         2.17
                            ------------

Effective Rate (Real)         (23.83)%
                            ============

     For the periods ended June 30, 1993 and December 31, 1993, the Company and Cacosin and Cacoson had the same type of reconciling items at arriving at a reconciliation of the statutory and effective rates. The only significant difference is that goodwill amortization was not a reconciling item for the period ended June 30, 1993 as the predecessor companies did not have recorded goodwill.

11.  RELATED PARTIES
     ---------------

     The Company makes regular payments to its cost method investee, Comercializadora de Television, S.A. de C.V. for television transmission services. In addition, certain Company shareholders have significant investments in outside entities which normally enter into transactions with the Company. A summary of the related party transactions at December 31, 1994 and 1993, and June 30, 1993 (Predecessor) is as follows:

                                                                  Predecessor
                                                      Six months   Six months
                                                        ended        ended
                                                     December 31,   June 30,
                                             1994        1993         1993
                                             ----        ----         ----
Purchase of transportation equipment     $  141,188    $           $ 66,449
Financial advisory services                 257,961     234,901     335,360
Television transmission services          1,601,792     327,544     276,432
Tax and accounting advisory services         13,735      48,012

12.  PENSIONS AND EMPLOYEE BENEFITS
     ------------------------------

     Mexican law requires that employers make cash payments (Seniority Premiums) to employees who retire or are forced to leave the Company. The amount of the payments are based on employees' longevity with the Company and are actuarially calculated.

     Components of net periodic pension cost for the periods ended December 31, 1994 and 1993 and June 30, 1993 (Predecessor) are as follows:


                                                                   Predecessor
                                                       Six months   Six months
                                                         ended        ended
                                                      December 31,   June 30,
                                              1994        1993         1993
                                              ----        ----         ----
- - Service cost                              $43,860     $18,415      $18,415
- - Interest cost                               1,570       6,738        6,738
- - Net Amortization and deferral              13,564       7,564        7,564
                                             ------      ------       ------
                                            $58,994     $32,717      $32,717
                                             ======      ======       ======

The status of these plans at December 31 was:

                                               1994              1993
                                               ----              ----

Accrued/(Prepaid) Cost
 - Vested accumulated benefit obligation    $ 102,321        $ 129,157
 - Effects of increases in compensation        37,493           47,985
                                              -------          -------
 - Projected benefit obligation               139,814          177,142
 - Unrecognized transition
    obligation                               ( 63,491)        (112,886)
 - Adjustment required to
   recognize the minimum liability             25,998           64,902
                                              -------          -------

                                            $ 102,321        $ 129,158
                                              =======          =======

Weighted Average Rates
 - Discount                                      8.16%            8.16%
 - Salary Increase                               7.12%            7.12%

The plan is not currently funded. The additional minimum liability recorded is offset by an intangible asset.



13.  CONTINGENCY
     -----------

     Mexican law requires that severance payments be made to employees that are terminated. Due to the uncertain timing of terminations, the related payments are recorded in expense when they are made.

                                                                      Item 7(b)1

                        PRO FORMA FINANCIAL STATEMENTS


     In addition to the acquisition of Megacable S.A. De CV, C-TEC Corporation filed a Form 8-K on October 27, 1994 to announce the pending acquisition of Twin County Trans Video, Inc. This transaction is expected to close in the second quarter of 1995.

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1994 gives effect to the acquisition of Megacable S.A. De CV ("Megacable") and the pending acquisition of Twin County Trans Video, Inc. ("Twin County"), (the "transactions") as though they occurred on December 31, 1994. The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1994 gives effect to the transactions as though they had occurred on January 1, 1994. These pro forma financial statements should be read in conjunction with (i) Megacable's historical financial statements and notes thereto, and (ii) the Company's historical consolidated financial statements and notes thereto contained in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1994. The Pro Forma Condensed Consolidated Statements of Operations and Balance Sheet are not necessarily indicative of the actual results of operations or financial position which would have been reported if the transactions had occurred on the respective dates referred to above nor do they purport to indicate the results of future operations or financial position of the Company. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made. Information with respect to Megacable and Twin County and the historical information regarding Megacable and Twin County was provided by Megacable and Twin County.

                               C-TEC Corporation
                Pro Forma Condensed Consolidated Balance Sheet
                            (Dollars in Thousands)
                                  (Unaudited)



                                              C-TEC            Twin County         Twin County          Megacable,
                                           Corporation      Trans Video, Inc.   Trans Video, Inc.       S.A. De CV
                                       December 31, 1994    October 31, 1994       Aquisition          Acquisition
                                            (Actual)          (Actual)(c)        Adjustments(a)      Adjustments(b)     Pro Forma
                                       ------------------  ------------------  ------------------  -------------------  ---------
Current Assets

 Cash and temporary cash investments       $178,195             $   722            ($36,960)           ($84,115)         $ 57,842

 Short term investments                     127,245                   -                   -                   -           127,245

 Other current assets                        51,749               1,415                   -                   -            53,164

 Deferred income taxes                        7,057               1,371                   -                   -             8,428
                                           --------------------------------------------------------------------------------------

 Total current assets                       364,246               3,508             (36,960)            (84,115)          246,679
                                           --------------------------------------------------------------------------------------

Property, Plant and Equipment

 Telephone plant                            399,330                   -                   -                   -           399,330

 Cable plant                                192,879              43,464                   -                   -           236,343

 Mobile Services plant                        2,456                   -                   -                   -             2,456

 Other property, plant and equipment         12,948                   -                   -                   -            12,948
                                           --------------------------------------------------------------------------------------

 Total property, plant and equipment        607,613              43,464                   -                   -           651,077

 Accumulated depreciation                   267,185              24,008             (20,246)                  -           270,947
                                           --------------------------------------------------------------------------------------

 Net property, plant and equipment          340,428              19,456              20,246                   -           380,130
                                           --------------------------------------------------------------------------------------

Investments                                  14,569                   -                   -              84,115            98,684
                                           --------------------------------------------------------------------------------------

Intangible Assets, Net                       50,319                  45             105,732                   -           156,096
                                           --------------------------------------------------------------------------------------

Deferred Charges and Other Assets            22,963               3,340              (2,459)                  -            23,844
                                           --------------------------------------------------------------------------------------

Total Assets                               $792,525             $26,349           $  86,559                   -          $905,433
                                           ======================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities

 Current maturities of long-term debt
 and preferred stock                       $  9,028                   -                   -                   -          $  9,028

 Advance billings and customer deposits       8,169             $ 3,133                   -                   -            11,302

 Accrued taxes                               21,807                   -                   -                   -            21,807

 Accrued interest                             5,751                   -                   -                   -             5,751

 Accrued contract settlements                 5,150                   -                   -                   -             5,150

                               C-TEC Corporation
                Pro Forma Condensed Consolidated Balance Sheet
                            (Dollars  in Thousands)
                                  (Unaudited)




                                              C-TEC            Twin County         Twin County          Megacable,
                                           Corporation      Trans Video, Inc.   Trans Video, Inc.       S.A. De CV
                                       December 31, 1994    October 31, 1994       Aquisition          Acquisition
                                            (Actual)          (Actual)(c)        Adjustments(a)      Adjustments(b)     Pro Forma
                                       ------------------  ------------------  ------------------  -------------------  ---------
 Other current liabilities                   48,978               3,778                   -                   -            52,756
                                           --------------------------------------------------------------------------------------

 Total current liabilities                   98,883               6,911                   -                   -           105,794
                                           --------------------------------------------------------------------------------------

Long-Term Debt                              273,376              12,641             $ 4,000                   -           290,017
                                           --------------------------------------------------------------------------------------

Deferred Income Taxes and
Investment Tax Credits                       43,600               1,460              35,576                   -            80,636
                                           --------------------------------------------------------------------------------------

Other Deferred Credits                       26,995                 320                   -                   -            27,315
                                           --------------------------------------------------------------------------------------

Redeemable Preferred Stock                      257                   -                   -                   -               257
                                           --------------------------------------------------------------------------------------

Common Shareholders' Equity

 Common Stock                                27,823                 300                (300)                  -            27,823

 Preferred Stock                                  -                   -              52,000                   -            52,000

 Additional paid-in capital                 227,034                   -                   -                   -           227,034

 Retained earnings                           99,845               4,717              (4,717)                  -            99,845

 Treasury stock at cost, 377,842
  shares at December 31, 1994                (5,288)                  -                   -                   -            (5,288)
                                           --------------------------------------------------------------------------------------
Total Shareholders' Equity                  349,414               5,017              46,983                   -           401,414
                                           --------------------------------------------------------------------------------------
Total Liabilities and Shareholders'
 Equity                                    $792,525             $26,349             $86,559                   -          $905,433
                                           =======================================================================================


See accompanying Notes to Pro Forma Condensed Financial Statements

           Pro Forma Condensed Consolidated Statement of Operations
                     For the Year Ended December 31, 1994
               (Dollars in Thousands  Except Per Share Amounts)
                                  (Unaudited)



                                                      Twin County
                             C-TEC Corporation     Trans Video, Inc.        Twin County.             Megacable
                                 Year Ended           Year Ending        Trans Video, Inc.           S.A. De CV
                             December 31, 1994     October 31, 1994         Acquisition       Acquisition Adjustments
                                  (Actual)            (Actual)(c)          Adjustments(a)               (b)              Pro Forma
                             ------------------  ---------------------  --------------------  ------------------------  ------------

Sales                         $   268,884             $23,675                      -                           -        $   292,559

Costs & Expenses                  235,265              21,346               $ 16,426                           -            273,037
                             ------------------------------------------------------------------------------------------------------

Operating Income                   33,619               2,329                (16,426)                          -             19,522

Interest and Dividend
Income                              6,926                  27                      -                           -              6,953

Interest Expense                  (34,562)               (898)                  (200)                          -            (35,660)


Other Income, Net                   1,017                   -                      -                           -              1,017
                             ------------------------------------------------------------------------------------------------------

Income from Continuing
Operations Before Income
Taxes                               7,000               1,458                (16,626)                          -             (8,168)


Provision (benefit) for
Income Taxes                        3,820                 650                 (5,819)                     (4,748)            (6,097)

                             ------------------------------------------------------------------------------------------------------

Income from Continuing
Operations Before Minority
Interest and Equity in
Unconsolidated Entities             3,180                 808                (10,807)                      4,748             (2,071)


Preferred Dividends and
Minority Interest in
Income of Consolidated
Entities                              (95)                  -                 (2,600)                          -             (2,695)


Equity in (Loss) of
Unconsolidated  Entities             (258)                  -                      -                     (13,567)           (13,825)

                             ------------------------------------------------------------------------------------------------------

Income (loss) from
Continuing Operations
Available for Common Stock
Before Extraordinary Item
and Cumulative Effect of
Accounting Principle Change  $      2,827             $   808               $(13,407)                   $ (8,819)       $   (18,591)

                             ======================================================================================================

Earnings (Loss) Per
Average Common Share:               $.17                                                                                     ($1.09)

Income from Continuing
Operations Before
Extraordinary Item and
Cumulative Effect of
Accounting Principal Change
                             ======================================================================================================

Average Common Shares
Outstanding                   17,078,842                   -                      -                           -         17,078,842

See accompanying Notes to Pro Forma Condensed Financial Statements

        Notes to Pro Forma Condensed Consolidated Financial Statements

          (a) Adjustments to reflect the pending acquisition of Twin County. The adjustments assume that the consideration for the pending acquisition will be cash of approximately $37 million, a promissory note of $4 million, and preferred stock of the Company with a liquidation preference of $52 million.
The purchase price will reflect the fair value of the consideration for the acquisition; such fair value may differ from assumptions used in the preparation of the pro forma statements. The purchase price has been allocated based on assumptions of the fair values of the tangible and identifiable intangible assets acquired and liabilities assumed.

          (b) Adjustments to reflect the acquisition of Megacable are based on a cash purchase price of $84 million, which price is subject to adjustment based on the fourth quarter 1995 exchange rate. The excess of the purchase price over the Company's underlying equity in the net assets of Megacable is assumed to be amortized on a straight-line basis over fifteen years, which period is subject to adjustment as additional information becomes available during 1995.


          (c) Twin County has a fiscal year ending October 31. Twin County's most recent interim historical balance sheet as of October 31, 1994 is included in the pro forma condensed consolidated balance sheet. Twin County's statement of operations for the year ended October 31, 1994 is included in the pro forma condensed consolidated statement of operations for the year ended December 31, 1994.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  C-TEC Corporation

                                     By:  /s/ Bruce Godfrey
                                          -----------------

                                       Name:  Bruce Godfrey
                                       Title: Executive Vice President
                                              and Chief Financial Officer


Date:  July 31, 1995